UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2007

COLORADO GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51718

(Commission File Number)

20-0716175

(IRS Employer Identification No.)

10920 W. Alameda Avenue, Suite 207, Lakewood, Colorado, USA 80226

(Address of principal executive offices and Zip Code)

(303) 984-5324

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 20, 2007 our company closed the Private Placement Subscription Agreements previously announced on November 14, 2007. We issued 7,932,600 units of our common stock to twenty-four offshore subscribers at a price of US$0.375 per unit (or US$0.75 per unit before taking into effect the forward stock split of our authorized, issued and outstanding common stock as reported on our Current Report on Form 8-K filed with the SEC on November 2, 2007), for an aggregate subscription amount of US$2,974,725.00. Each unit consists of one common share in the capital of our company and one common share purchase warrant and entitles the holder to purchase one additional common share in the capital of our company, at a price of US$0.50 per share (or US$1.00 pre-split), for a period of two years from the closing of the Private Placement Subscription Agreement.

We issued the units to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 20, 2007 our company closed the Private Placement Subscription Agreements previously announced on November 14, 2007. We issued 826,000 units of our common stock to four subscribers at a price of US$0.375 per unit (or US$0.75 per unit before taking into effect the forward stock split of our authorized, issued and outstanding common stock as reported on our Current Report on Form 8-K filed with the SEC on November 2, 2007), for an aggregate subscription amount of US$309,750. Each unit consists of one common share in the capital of our company and one common share purchase warrant and entitles the holder to purchase one additional common share in the capital of our company, at a price of US$0.50 per share (or US$1.00 pre-split), for a period of two years from the closing of the Private Placement Subscription Agreement.

We issued the units to U.S. persons (as that term is defined in Regulation D of the Securities Act of 1933), in transactions relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

By:	/s/ Todd C. Hennis
Todd C. Hennis
President and Chief Executive Officer

Dated: November 21, 2007

CW1534049.1